Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
1/27/2022	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

•McDonald’s delivered Systemwide sales* growth of 21% for the full year, surpassing $112 billion globally

•U.S. comparable sales increased 13.8% for the full year, marking the highest U.S. annual comparable sales ever reported** and the 7th consecutive year of positive comparable sales

•Digital Systemwide sales exceeded $18 billion in 2021, or over 25% of total Systemwide sales in our top six markets

•McDonald’s delivered operating income growth of 41% for the full year, surpassing $10 billion globally

CHICAGO, IL - McDonald's Corporation today announced results for the fourth quarter and year ended December 31, 2021.

“While 2021 was a year of continued challenges around the world, the McDonald’s System came together with unparalleled dedication and delivered truly exceptional performance," said McDonald’s President and Chief Executive Officer, Chris Kempczinski. "We enter this new year with a clear focus on creating seamless and memorable customer experiences and harnessing our momentum to drive long-term, sustainable growth for all of our stakeholders.”

Fourth quarter financial performance:
•Global comparable sales increased 12.3% (10.8% on a 2-year basis), reflecting positive comparable sales across all segments:
•U.S. increased 7.5% (13.4% on a 2-year basis)
•International Operated Markets segment increased 16.8% (8.2% on a 2-year basis)
•International Developmental Licensed Markets segment increased 14.2% (10.1% on a 2-year basis)
•Consolidated revenues increased 13% (14% in constant currencies).
•Systemwide sales increased 13% (14% in constant currencies).
•Consolidated operating income increased 12% (13% in constant currencies). Excluding strategic charges of $54 million, primarily related to the sale of McD Tech Labs in 2021, and strategic gains of $142 million, primarily related to the sale of McDonald's Japan stock in 2020, consolidated operating income increased 23% (24% in constant currencies).***
•Diluted earnings per share was $2.18, an increase of 18% (20% in constant currencies). Excluding strategic charges of $0.05 per share in 2021 and strategic gains of $0.14 per share in 2020, diluted earnings per share for the quarter was $2.23, an increase of 31% (33% in constant currencies).***

Full year financial performance:
•Global comparable sales increased 17.0% (8.0% on a 2-year basis), reflecting positive comparable sales across all segments:
•U.S. increased 13.8% (14.3% on a 2-year basis)
•International Operated Markets segment increased 21.6% (3.4% on a 2-year basis)
•International Developmental Licensed Markets segment increased 16.6% (4.4% on a 2-year basis)

*Refer to page 5 for a definition of Systemwide sales.
**The Company began reporting comparable sales in 1993.
***See page 3 for additional details on fourth quarter and full year strategic gains and charges.

•Consolidated revenues increased 21% (18% in constant currencies) to $23.2 billion.
•Systemwide sales increased 21% (18% in constant currencies) to $112.5 billion.
•Consolidated operating income increased 41% (38% in constant currencies) to $10.4 billion.
•Diluted earnings per share was $10.04, an increase of 59% (56% in constant currencies). Results for 2021 and 2020 included $0.28 per share and $0.26 per share, respectively, of net strategic gains, primarily related to the sale of McDonald's Japan stock. Results for 2021 also reflected $0.48 per share of income tax benefits as a result of a change in the U.K. statutory income tax rate. Excluding these items, diluted earnings per share for the quarter was $9.28, an increase of 53% (50% in constant currencies).***
•Cash provided by operations was $9.1 billion, and free cash flow was $7.1 billion, a 54% increase over the prior year.

***See page 3 for additional details on fourth quarter and full year strategic gains and charges.

FOURTH QUARTER COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended December 31,
	2021	2020
U.S.	7.5%	5.5%
International Operated Markets	16.8	(7.4)
International Developmental Licensed Markets & Corporate	14.2	(3.6)
Total	12.3%	(1.3)%
•Comparable Sales: Quarterly comparable sales and guest counts were positive across all segments. Comparable sales were impacted in both periods (to a greater extent in 2020) by COVID-19.

•U.S.: Comparable sales benefited from strong average check growth driven by strategic menu price increases. Strong menu and marketing promotions, such as the McRib and Crispy Chicken Sandwich, and growth in digital channels, driven by the Company's loyalty program, also contributed to the comparable sales growth. Comparable sales increased 13.4% on a 2-year basis.

•International Operated Markets: Strong operating performance and fewer restaurant closures associated with COVID-19 drove very strong positive comparable sales in France, the U.K., Italy and Germany. COVID-related government restrictions in the quarter resulted in relatively flat comparable sales in Australia. Comparable sales increased 8.2% on a 2-year basis.

•International Developmental Licensed Markets: The quarter reflected strong comparable sales across the segment, partly offset by negative comparable sales in China due to continued COVID-19 resurgences. Comparable sales increased 10.1% on a 2-year basis.

COVID-19 continued to result in varying levels of government restrictions on restaurant operating hours, limited dine-in capacity and, in some cases, dining room closures. The Company has applied appropriate precautionary measures, including following the guidance of expert health authorities, and will continue to adapt and enhance its approach in order to protect the safety and well-being of its customers and people.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended December 31,				Years Ended December 31,
	2021	2020	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2021	2020	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$6,009.1	$5,313.8	13%	14%	$23,222.9	$19,207.8	21%	18%
Operating income	2,397.1	2,142.9	12	13	10,356.0	7,324.0	41	38
Net income	1,638.8	1,377.2	19	20	7,545.2	4,730.5	59	56
Earnings per share-diluted	$2.18	$1.84	18%	20%	$10.04	$6.31	59%	56%
Results for the quarter and year reflected stronger operating performance across all segments due to higher sales-driven restaurant margins as we continue to execute on our Accelerating the Arches strategy. Results also benefited from fewer restaurant closures and reduced COVID-related government restrictions compared with the prior year.
Results for 2021 included the following:
•Net pre-tax strategic gains of $339 million, or $0.33 per share, for the year, primarily related to the sale of McDonald's Japan stock. These results were partly offset by $54 million, or $0.05 per share, of strategic charges in the quarter, primarily related to the sale of McD Tech Labs.
•$364 million, or $0.48 per share, of income tax benefits for the year, which related to the remeasurement of deferred taxes as a result of a change in the U.K. statutory income tax rate.
Results for 2020 included the following:
•Net pre-tax strategic gains of $142 million, or $0.14 per share, for the quarter and $268 million, or $0.26 per share, for the year, primarily related to the sale of McDonald's Japan stock.

EARNINGS PER SHARE-DILUTED RECONCILIATION

	Quarters Ended December 31,				Years Ended December 31,
	2021	2020	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2021	2020	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP earnings per share-diluted	$2.18	$1.84	18%	20%	$10.04	$6.31	59%	56%
Strategic (gains)/charges	0.05	(0.14)			(0.28)	(0.26)
Income tax benefits	—	—			(0.48)	—
Non-GAAP earnings per share-diluted	$2.23	$1.70	31%	33%	$9.28	$6.05	53%	50%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other strategic charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales are compared to the same period in the prior year and represent sales at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters (including restaurants temporarily closed due to COVID-19). Comparable sales exclude the impact of currency translation and the sales of any market considered hyper-inflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed.
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. This includes sales from digital channels, which are comprised of the mobile app, delivery and kiosk at both Company-operated and franchised restaurants. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and year ended December 31, 2021.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on January 27, 2022. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with more than 40,000 locations in over 100 countries. Approximately 93% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on January 27, 2022. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended December 31,	2021	2020	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$2,538.8	$2,233.3	$305.5	14%
Revenues from franchised restaurants	3,391.6	2,985.3	406.3	14
Other revenues	78.7	95.2	(16.5)	(17)

TOTAL REVENUES	6,009.1	5,313.8	695.3	13

Operating costs and expenses
Company-operated restaurant expenses	2,100.3	1,903.7	196.6	10
Franchised restaurants-occupancy expenses	591.8	560.9	30.9	6
Other restaurant expenses	56.0	69.0	(13.0)	(19)
Selling, general & administrative expenses
Depreciation and amortization	86.5	80.3	6.2	8
Other	755.4	698.0	57.4	8
Other operating (income) expense, net	22.0	(141.0)	163.0	n/m
Total operating costs and expenses	3,612.0	3,170.9	441.1	14

OPERATING INCOME	2,397.1	2,142.9	254.2	12

Interest expense	295.6	308.9	(13.3)	(4)
Nonoperating (income) expense, net	(6.3)	4.0	(10.3)	n/m

Income before provision for income taxes	2,107.8	1,830.0	277.8	15
Provision for income taxes	469.0	452.8	16.2	4

NET INCOME	$1,638.8	$1,377.2	$261.6	19%

EARNINGS PER SHARE-DILUTED	$2.18	$1.84	$0.34	18%

Weighted average shares outstanding-diluted	751.6	751.0	0.6	—%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Years Ended December 31,	2021	2020	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$9,787.4	$8,139.2	$1,648.2	20%
Revenues from franchised restaurants	13,085.4	10,726.1	2,359.3	22
Other revenues	350.1	342.5	7.6	2

TOTAL REVENUES	23,222.9	19,207.8	4,015.1	21

Operating costs and expenses
Company-operated restaurant expenses	8,047.3	6,981.2	1,066.1	15
Franchised restaurants-occupancy expenses	2,335.0	2,207.5	127.5	6
Other restaurant expenses	260.4	267.0	(6.6)	(2)
Selling, general & administrative expenses
Depreciation and amortization	329.7	300.6	29.1	10
Other	2,377.8	2,245.0	132.8	6
Other operating (income) expense, net	(483.3)	(117.5)	(365.8)	n/m
Total operating costs and expenses	12,866.9	11,883.8	983.1	8

OPERATING INCOME	10,356.0	7,324.0	3,032.0	41

Interest expense	1,185.8	1,218.1	(32.3)	(3)
Nonoperating (income) expense, net	42.3	(34.8)	77.1	n/m

Income before provision for income taxes	9,127.9	6,140.7	2,987.2	49
Provision for income taxes	1,582.7	1,410.2	172.5	12

NET INCOME	$7,545.2	$4,730.5	$2,814.7	59

EARNINGS PER SHARE-DILUTED	$10.04	$6.31	$3.73	59

Weighted average shares outstanding-diluted	751.8	750.1	1.7	—%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In millions	December 31,	2021	2020
Current assets		—	—
Cash and equivalents		$4,709.2	$3,449.1
Accounts and notes receivable		1,872.4	2,110.3
Other current assets		566.9	683.8

TOTAL CURRENT ASSETS		7,148.5	6,243.2

TOTAL OTHER ASSETS		8,185.3	7,597.7

LEASE RIGHT-OF-USE ASSET, NET		13,552.0	13,827.7

NET PROPERTY AND EQUIPMENT		24,720.6	24,958.2

TOTAL ASSETS		$53,606.4	$52,626.8

TOTAL CURRENT LIABILITIES		$4,020.0	$6,181.2

Long-term debt		35,622.7	35,196.8
Long-term lease liability		13,020.9	13,321.3
Other long-term liabilities		3,716.1	3,726.8
Deferred income taxes		1,827.7	2,025.6

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)		(4,601.0)	(7,824.9)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		$53,606.4	$52,626.8

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

In millions	Years ended December 31,	2021	2020
Operating activities
Net income		$7,545.2	$4,730.5
Changes in working capital items		454.2	(212.1)
Other		1,142.1	1,746.8

CASH PROVIDED BY OPERATIONS		9,141.5	6,265.2

Investing activities
Capital expenditures		(2,040.0)	(1,640.8)
Sales and purchases of restaurant and other businesses and property sales		(71.8)	37.6
Other		(53.9)	57.4

CASH USED FOR INVESTING ACTIVITIES		(2,165.7)	(1,545.8)

Financing activities
Net short-term borrowings and long-term financing issuances and payments		(1,070.5)	2,238.2
Treasury stock purchases		(845.5)	(907.8)
Common stock dividends		(3,918.6)	(3,752.9)
Proceeds from stock option exercises and other		239.0	173.5

CASH USED FOR FINANCING ACTIVITIES		(5,595.6)	(2,249.0)

EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS		(120.1)	80.2

CASH AND EQUIVALENTS INCREASE		1,260.1	2,550.6

Cash and equivalents at beginning of year		3,449.1	898.5

CASH AND EQUIVALENTS AT END OF YEAR		$4,709.2	$3,449.1

Supplemental cash flow disclosures
Cash provided by operations		$9,141.5	$6,265.2
Less: Capital expenditures		(2,040.0)	(1,640.8)

FREE CASH FLOW		$7,101.5	$4,624.4